UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Definitive Agreement

On August 2, 2006, the Compensation Committee of CNET Networks held a meeting at which it approved the following new annual base salaries for the company’s executive officers: Barry Briggs, President and Chief Operating Officer, $375,000; Neil Ashe, Executive Vice President, $375,000; George Mazzotta, Chief Financial Officer, $360,000; and Joseph Gillespie, Executive Vice President, CNET, $375,000. The Committee also approved increases to each executive officer’s target incentive opportunity. The increase in the executive officers’ total compensation opportunity averaged approximately 4%. The adjustments were effective August 2, 2006. No adjustment was made to the base salary or target incentive opportunity for Shelby Bonnie, Chairman and Chief Executive Officer.

In addition, the Compensation Committee approved the payment of first half bonus awards to the five most highly compensated executive officers pursuant to the terms of the 2006 Incentive Plan, which provides for the payment of up to 25% of the incentive target based on first half financial results.

At its meeting on August 2, 2006, the Compensation Committee also approved the 2006 annual broad-based stock option grant for employees, officers and directors. The August 2, 2006 meeting date, which was scheduled in November 2005, was determined pursuant to the company’s standard annual calendar for Compensation Committee actions and was consistent with last year’s meeting date of August 3, 2005 to approve the 2005 annual option grant. The timing was established to follow the announcement of the company’s second quarter financial results as well as the company’s annual merit review process. The Compensation Committee believes that equity-based compensation is an important component of an effective compensation plan for employees, officers and directors because it provides incentives for the creation of long-term shareholder value. To date, the company has exclusively granted stock options rather than full value awards, such as restricted stock, because the Compensation Committee believes that stock options are a more effective tool for creating incentives for growth.

As discussed in the company’s proxy statement filed with the Securities and Exchange Commission on April 10, 2006, in recent years the company has reduced the rate at which it grants stock options, and has targeted a calendar-year grant rate of 2.0% to 3.0% of shares outstanding going forward. The grant approved on August 2, 2006 was for 2,854,374 stock options, representing approximately 1.9% of shares outstanding. The exercise price on the grant was the closing price of the company’s common stock on the date of the meeting, or $8.38 per share. Grants to employees and officers of the company vest over a period of four years.

The grant included the following stock option awards to the company’s five most highly compensated executive officers, which were in each case lower than the awards received last year by a minimum of 20%: Barry Briggs, 100,000 shares; Neil Ashe, 100,000 shares; George Mazzotta, 100,000 shares and Joseph Gillespie, 75,000 shares. As was the case in 2004 and 2005, in light of the company’s ongoing efforts to conserve the amount of equity awards granted, Mr. Bonnie requested not to receive an option grant. Pursuant to the Outside Director Compensation Plan, which was last amended by the Board of Directors on July 19, 2005 and is filed as Exhibit 10.10 to the company’s Annual Report on Form 10-K for the period ended December 31, 2005, each of the non-employee directors received 20,000 stock options pursuant to the form of stock option agreement filed as Exhibit 10.11 to the company’s Annual Report on Form 10-K for the period ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006

CNET Networks, Inc.

By:	/s/ GEORGE E. MAZZOTTA
Name:	George E. Mazzotta
Title:	Chief Financial Officer